RPC, Inc. Announces Presentations at Upcoming Investor Conferences

ATLANTA, Aug. 29, 2017 /PRNewswire/ -- RPC, Inc. (NYSE: RES) today announced its participations in two upcoming investor conferences.

RPC will attend and make presentations at the Barclays CEO-Energy Power Conference in New York on Thursday, September 7th; and the 2017 Johnson Rice Energy Conference in New Orleans on Tuesday, September 26th.

In both of these presentations, RPC's management will provide a corporate overview, discuss the Company's outlook and strategies under current market conditions, highlight the services RPC provides and review its most recently published financial results. Management's remarks and the presentation materials for each presentation will be available in real time on RPC's investor website, www.rpc.net and will be archived for a period of 30 days following the presentation.

RPC provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest, Appalachian and Rocky Mountain regions, and in selected international markets. RPC's investor website can be found at www.rpc.net.

For more information about RPC, Inc. and/or this presentation, please contact:

Jim Landers
Vice President, Corporate Finance
404-321-2162
jlanders@rpc.net

Sharon Gardner
Manager, Investor Relations
404-321-2172
sgardner@rpc.net